UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2019 (March 1, 2019)

GNC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35113	20-8536244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Sixth Avenue

Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 288-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement

Master Transaction Agreement

On March 1, 2019, GNC Holdings, Inc. (the “Company”) entered into a Master Transaction Agreement (the “Master Agreement”) by and among the Company, General Nutrition Corporation (“General Nutrition Corp.”), GNC Newco Parent, LLC (“Seller”, and together with the Company and General Nutrition Corp., the “GNC Parties”), Nutra Manufacturing, LLC, which operates the Company’s manufacturing business (“Nutra”), IVL, LLC (“Buyer”), IVL Holding, LLC and International Vitamin Corporation (“IVC”, and together with Buyer and IVL Holding, LLC, the “IVC Parties”), pursuant to which the parties agreed to a series of transactions, the immediate result of which was Buyer’s acquisition of a 57.14% stake in Nutra for an aggregate purchase price of $101 million (the “Initial Sale”), with the Seller initially retaining a 42.86% interest in Nutra (the “Remaining Interest”). The Master Agreement also requires the sale of the Remaining Interest to IVC, in equal installments on or around each of the next four anniversaries of the date of the Initial Sale, for an aggregate purchase price of $75 million (subject to adjustment as described further in the Master Agreement) (the “Subsequent Acquisitions”). Until all of the Remaining Interests have been sold to IVC, Nutra will be operated in accordance with Amended and Restated Limited Liability Company Agreement of Nutra, entered into on March 1, 2019 (as described further below) (the “LLC Agreement”).

In connection with the Master Agreement, the Company entered into, directly or indirectly, the LLC Agreement, a Product Supply Agreement with Nutra (the “Supply Agreement”), and certain other ancillary agreements.

The closing of the Subsequent Acquisitions are subject to customary closing conditions, including ongoing compliance with certain fundamental representations, warranties and covenants and delivery of customary closing deliverables.

The Master Agreement provides for the Company to use the proceeds from the Initial Sale and Subsequent Acquisitions to pay down its existing debt.

The Master Agreement contains customary representations, warranties and covenants of the GNC Parties and of the IVC Parties. Generally, representations and warranties of the parties survive for fifteen months from March 1, 2019. However, certain representations and warranties survive for longer periods, including (i) authorization, organization and qualification and certain other fundamental representations (six years) (the “Fundamental Representations”), (ii) representations regarding compliance with requirements of the Food and Drug Administration and the Occupational Health and Safety Act (two years), (iii) representations regarding environmental matters and certain settlement matters with the Department of Justice (three years) (the representations in clauses (ii) and (iii), the “Principal Representations”), and (iv) representations regarding tax matters (the relevant statutes of limitations).

Under the Master Agreement, the GNC Parties agreed to indemnify the IVC Parties and Nutra for breaches of the GNC Parties’ representations, warranties and covenants, as well as with respect to recent regulatory notices or recalls received or implemented by the Company (the “Special Indemnity”). Indemnification for breaches of the GNC Parties’ representations and warranties (other than those enumerated in clauses (i) through (iv) in the preceding paragraph) is subject to a minimum claim threshold of $35,000, and no claims would be payable until damages in excess of $1,760,000 were determined to be payable by the GNC Parties, after which all amounts in excess of $880,000 would be payable by the GNC Parties, subject to a cap of $26,400,000 (which shall decrease to $17,600,000 on the fifteen month anniversary of March 1, 2019) (the “Cap”). Indemnification for breaches of the Principal Representations, tax representations and the Fundamental Representations would not be subject to the minimum claim threshold or deductible, and indemnification for breaches of the Fundamental Representations or the tax representations would not be subject to the Cap. The Special Indemnity is also not subject to any minimum claim threshold or deductible. The GNC Parties’ maximum liability for all indemnity claims under the Master Agreement is the aggregate purchase price paid to the GNC Parties pursuant to the Master Agreement.

In the event the IVC Parties are entitled to recover under the Master Agreement’s indemnity provisions, amounts owed to the IVC Parties may be offset against the purchase price against any Remaining Interests or against distributions to the GNC Parties under the LLC Agreement.

The IVC Parties have also agreed to indemnify the GNC Parties for breaches of the IVC Parties’ representations, warranties and covenants. IVC’s indemnification obligations with respect to breaches of representations and warranties (other than fundamental representations) are subject to the same minimum claim threshold, deductible and Cap as described above. Indemnification for breaches of covenants is capped at the aggregate purchase price.

In addition to the foregoing, at the closing of the Initial Sale, each of Buyer and Seller agreed to make a capital contribution to Nutra in an aggregate amount of $25,000,000, paid on a pro rata basis in accordance with each of Buyer and Seller’s respective ownership interests in Nutra. Buyer further agreed to repay Seller’s capital contribution upon the closing of the final sale of Seller’s Remaining Interests.

No party has any termination rights under the Master Agreement.

The foregoing description of the Master Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Master Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by reference in its entirety. The Master Agreement has been attached as an exhibit to provide investors and stockholders of the Company with information regarding its terms. It is not intended to provide any other factual information about the Company, the other GNC Parties, Nutra or the IVC Parties. The representations, warranties and covenants contained in the Master Agreement were made only for the purposes of the Master Agreement and as of specified dates, were solely for the benefit of the parties to the Master Agreement and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Master Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and stockholders of the Company accordingly should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the other GNC Parties, Nutra or the IVC Parties or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Master Agreement are qualified by information in confidential disclosure schedules that the GNC Parties exchanged with the IVC Parties in connection with the execution of the Master Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Master Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Master Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties to the Master Agreement and the transactions contemplated thereby that will be contained in the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents that the Company has filed or may file with the Securities Exchange Commission (the “SEC”).

Nutra LLC Agreement

The LLC Agreement was entered into in connection with the closing of the Initial Sale. The LLC Agreement provides for certain governance terms and other rights and restrictions with respect to the Remaining Interests and the operations of Nutra.

Board of Managers: Pursuant to the LLC Agreement, the board of managers of Nutra will be comprised of five (5) managers. Until Seller no longer owns more than 50% of the Remaining Interests that were held by Seller immediately after the closing of the Initial Sale (the “First Ownership Threshold”), Seller has the right to appoint two (2) of the managers. At such time that Seller no longer meets the First Ownership Threshold, or upon the second Subsequent Acquisition, whichever is earlier, Seller will have the right to appoint one (1) of the managers and to appoint an observer to the Board until Seller no longer holds any Remaining Interests. Buyer will have the right to appoint all other managers to the board. The Chairman of the Board will be designated by Buyer.

Officers: Buyer has the right to appoint all of the officers of Nutra.

GNC Consent Rights: Buyer and the board of managers will generally operate and control Nutra. However, approval of Seller, is required for certain actions.

Until the First Ownership Threshold is no longer satisfied, the following actions will require the prior written approval of Seller:

•	any acquisition, sale or transfer of any entity or business if the total purchase price exceeds 25% of the fair market value of Nutra immediately prior to such acquisition, sale or transfer; or

•	any incurrence of material indebtedness, other than routine indebtedness incurred in the ordinary course of business necessary for the operation of Nutra’s business.

Until such time as Seller no longer owns at least 25% of the Remaining Interests that were held by Seller immediately after the closing of the Initial Sale, the following actions will require the prior written approval of Seller:

•	redeem any membership units of Nutra (subject to certain exceptions);

•	issue any new security interests of Nutra (subject to certain exceptions);

•	materially change the nature of Nutra’s business;

•	voluntarily commence or consent to any bankruptcy, insolvency or similar proceeding or liquidation;

•

make material changes to the accounting procedures, policies or principles of the Company unless such change is required by GAAP or applicable law or is reasonably necessary in connection with the consolidation of Nutra’s financial statements;

•	amend or otherwise modify the terms of the LLC Agreement or other governing documents of Nutra or its subsidiaries;

•	approve or adopt an annual budget for Nutra (subject to certain exceptions);

•	enter into any agreements, arrangements or understandings with either Buyer or Seller or their respective affiliates; or

•

make any election, file any amended return, change any tax accounting method or period or take any other action which is reasonably likely to result in a material change to the tax position of Nutra or the tax liability of the members of Nutra or Nutra.

Special Distributions and other Distributions: Nutra will make quarterly distributions of available free cash flow to Seller and Buyer on a pro rata basis. Unpaid distributions will accrue with interest, and are required to be paid upon the closing of the sale of all of Seller’s then-Remaining Interests. The members are also entitled to tax distributions and, if Nutra’s available cash is in excess of $25,000,000, distributions returning each member’s initial capital contribution made pursuant to the Master Agreement.

Transfer Restrictions: Neither Buyer nor Seller may transfer their membership units in Nutra, except either member may transfer units pursuant to the tag-along and drag-along provisions (as described below), Seller may transfer its units to Buyer, and Buyer may transfer its units to an Affiliate.

Drag-Along Rights: From and after March 1, 2021, IVC shall have the right to require all other members of Nutra (for the purposes of this section, each a “Dragged Member”) to sell all of such Dragged Member’s membership units of Nutra in any transaction involving the sale of all of the equity or assets of Nutra, subject to customary requirements. In any such transaction, Seller shall be entitled to receive no less than Seller would have received had Buyer purchased the Remaining Interests from Seller pursuant to the Master Agreement or the LLC Agreement, or in the event the drag-along transaction is a sale of assets, participate in to the full extent of such Dragged Member’s membership units.

Tag-Along Rights: Seller may participate on a pro rata basis in any sale by Buyer or a permitted transferee of Buyer of its Nutra membership units in any bona fide arm’s length transaction or series of related transactions (each, a “Tag-Eligible Sale”) to any third party (subject to certain customary requirements and exceptions).

Preemptive Rights: Under the LLC Agreement, subject to customary exceptions, each holder of Class A membership units of Nutra has the right to purchase their respective pro rata portion, or any lesser number, of new securities sold or issued by Nutra from time to time.

Acceleration of Subsequent Acquisitions: From and after March 1, 2021, Seller may elect to sell all of its then-Remaining Interests to Buyer if certain conditions related to the Company’s debt/EBITDA ratio and Nutra’s EBITDA are met. Likewise, from and after March 1, 2021, Buyer may at any time elect to buy all of Seller’s then-Remaining Interests. In either case, the purchase price for such Remaining Interests would be calculated in accordance with the provisions of the Master Agreement.

The foregoing description of the LLC Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the LLC Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated into this Item 1.01 by reference in its entirety.

Product Supply Agreement

Pursuant to the Supply Agreement, entered into immediately following the Initial Closing, an affiliate of the Company, GNC Supply Purchaser, LLC (“GNC”) engaged Nutra as a source of supply for certain GNC- and third party-branded products. During the term of the Supply Agreement, Nutra will manufacture such products and supply such products to GNC in accordance with the terms of the Supply Agreement.

The Supply Agreement will continue for an initial term of five (5) years. Within six (6) months prior to the expiration of the initial term, the parties will mutually agree whether to extend the agreement, and will negotiate in good faith the applicable terms therefor. The Supply Agreement may be terminated immediately (a) by either party in the case of a material breach by the other party of the Supply Agreement that is reasonably curable but not remedied within thirty (30) days of receipt of written notice of breach, or if such breach cannot reasonably be cured within such thirty (30) day period, if the breaching party has failed to commence such cure within such period and diligently prosecute such cure to completion within a reasonable time thereafter, (b) by Nutra in the event that GNC attempts to assign the Supply Agreement without Nutra’s prior written consent, or (c) by either party in the event of the other party’s bankruptcy or insolvency. The parties agree that for a certain period after termination of the Supply Agreement, the parties will continue to honor the terms of the Supply Agreement so that the parties can transition their respective businesses.

The foregoing description of the Supply Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Supply Agreement, a copy of which is attached hereto as Exhibit 10.3 and is incorporated into this Item 1.01 by reference in its entirety.

Item 8.01. Other Events

On March 5, 2019, the Company issued a press release announcing the Company’s entry into the Master Agreement and the Initial Sale pursuant thereto. A copy of the Company’s press release containing such announcement is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1	Master Transaction Agreement, dated March 1, 2019, by and among GNC Holdings, Inc., General Nutrition Corporation, GNC Newco Parent, LLC, Nutra Manufacturing, LLC, IVL, LLC, IVL Holding, LLC and International Vitamin Corporation

10.2	Amended and Restated Limited Liability Company Agreement of Nutra Manufacturing, LLC, dated March 1, 2019, by and among GNC Newco Parent, LLC, Nutra Manufacturing, LLC, and IVL, LLC,

10.3*	Product Supply Agreement, dated March 1, 2019, by and between GNC Supply Purchaser, LLC and Nutra Manufacturing, LLC

99.1	Press Release dated March 5, 2019

*	Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GNC HOLDINGS, INC.

Date: March 7, 2019	By:	/s/ Tricia K. Tolivar
	Name:	Tricia K. Tolivar
	Title:	Executive Vice President and Chief Financial Officer